UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 28, 2016

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        Entry into a Material Definitive Agreement

Series A Preferred Unit Purchase Agreement, as Amended

As reported by Plains All American Pipeline, L.P. (the “Partnership”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2016 (the “Signing 8-K”), on January 12, 2016, the Partnership entered into a Series A Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with the purchasers party thereto (collectively, the “Original Purchasers”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 55.6 million Series A Preferred Units representing limited partner interests in the Partnership (“Preferred Units”) for a cash purchase price of $26.25 per Preferred Unit. The Unit Purchase Agreement was amended on January 21, 2016 (the “Amendment”) to include additional purchasers (together with the Original Purchasers, the “Purchasers”) who agreed to purchase an additional 5.4 million Preferred Units in the Private Placement on the same terms and conditions as provided for in the Unit Purchase Agreement.

The issuance and sale of an aggregate of approximately 61.0 million Preferred Units pursuant to the Unit Purchase Agreement, as amended (the “Closing”), occurred on January 28, 2016, and resulted in total net proceeds to the Partnership, after deducting offering expenses and the transaction fee due to the Purchasers and including the general partner’s proportionate 2% equity contribution, of approximately $1.6 billion. Proceeds from the Private Placement will be used for capital expenditures, repayment of debt and general partnership purposes.

The Purchasers included affiliates of EnCap Investments, L.P. (“EnCap”), EnCap Flatrock Midstream, The Energy Minerals Group (“EMG”), Kayne Anderson Capital Advisors, L.P. (“KACALP”), First Reserve Advisors, L.L.C. and Stonepeak Partners LP, in addition to Massachusetts Mutual Life Insurance Company and Kaiser Foundation Hospitals.  Gary Petersen, John Raymond and Bob Sinnott, who currently serve as directors of Plains All American GP LLC (“GP LLC”), the general partner of Plains AAP, L.P., the sole member of PAA GP LLC (the “General Partner”), which is the general partner of the Partnership, are affiliated with EnCap, EMG and KACALP, respectively. In addition, affiliates of EMG and KACALP hold significant ownership interests in the Partnership’s general partner.

A summary of the material terms and conditions of the Unit Purchase Agreement and the Preferred Units is set forth in the Partnership’s Signing 8-K, and is incorporated into this report by reference.  Such description of the Unit Purchase Agreement, and the foregoing description of the Unit Purchase Agreement and the Amendment, do not purport to be complete and are qualified in their entirety by reference to  the Unit Purchase Agreement and the Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated into this report by reference.

Registration Rights Agreement

On January 28, 2016, in connection with the Closing, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registered resale of the common units representing limited partner interests in the Partnership (“Common Units”) issuable upon conversion of the Preferred Units, including any Preferred Units issued in kind pursuant to the terms of the Fifth Amended and Restated Partnership Agreement (as defined below). Pursuant to the Registration Rights Agreement, the Partnership is required to file or cause to be filed a registration statement for such registered resale and is required to cause the registration statement to become effective no later than two years after the Closing.  In certain circumstances, the holders of Registrable Securities (as defined in the Registration Rights Agreement) will have piggyback registration rights on offerings initiated by other holders, and certain Purchasers will have rights to request an underwritten offering as described in the Registration Rights Agreement. Holders of Registrable Securities will cease to have registration rights under the Registration Rights Agreement on the later of (i) the fourth anniversary of the date on which all Preferred Units have been converted into Common Units pursuant to the Fifth Amended and Restated Partnership Agreement and (ii) the earlier of (x) the date on which such holder is no longer an “affiliate” as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and (y) the tenth anniversary of the Closing.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.

Director Designation Amendment

On January 28, 2016, in connection with the Closing, Plains GP Holdings, L.P., the sole member of GP LLC, executed Amendment No. 1 (the “Director Designation Amendment”) to the Sixth Amended and Restated Limited Liability Company Agreement of GP LLC, the entity at which the Board of Directors responsible for governance of the Partnership resides. Pursuant to the Director Designation Amendment, if the Partnership fails to make three quarterly distributions on the Preferred Units (whether or not consecutive), the holders of Preferred Units will have a right to appoint a new member of the Board of Directors of GP LLC to serve until such time as all accrued and unpaid distributions on the Preferred Units are paid in full.

The foregoing description of the Director Designation Amendment does not purport to be complete and is qualified in its entirety by reference to the Director Designation Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated into this report by reference.

ITEM 3.02        Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.  The Private Placement of the Preferred Units pursuant to the Unit Purchase Agreement, as amended, has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

ITEM 3.03        Material Modification to Rights of Security Holders

The information regarding the Preferred Units, the Registration Rights Agreement, the Director Designation Amendment and the Fifth Amended and Restated Partnership Agreement (as defined below) set forth in Items 1.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

ITEM 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of January 28, 2016, in connection with the Closing, the General Partner amended and restated the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Fifth Amended and Restated Partnership Agreement”). Set forth below is a summary description of the amendments that were implemented by the Fifth Amended and Restated Partnership Agreement:

•                  the rights, preferences, privileges and other terms relating to the Preferred Units were set forth therein (see primarily Section 5.14 of the Fifth Amended and Restated Partnership Agreement);

•                  the terms relating to the incentive distribution right modification described in the Signing 8-K were set forth therein (see primarily Section 6.4(g) of the Fifth Amended and Restated Partnership Agreement);

•                  the text of all three amendments executed since the date of the Fourth Amended and Restated Agreement of Limited Partnership were incorporated into the Fifth Amended and Restated Partnership Agreement so that all such amendments, together with the changes described above, would be reflected in a single document; and

•                  numerous provisions and portions of text that related to certain classes of units and past transactions that are no longer applicable were deleted given that all of those certain classes of units have previously converted into Common Units, such transactions have been completed and such provisions have no ongoing relevance.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Fifth Amended and Restated Partnership Agreement is set forth in the Partnership’s Signing 8-K, and is incorporated into this report by reference.  Information regarding the Director Designation Amendment is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 5.03.

The foregoing description of the Fifth Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Fifth Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.2 hereto and is incorporated into this report by reference.

ITEM 7.01        Regulation FD Disclosure

On January 28, 2016, the Partnership issued a press release announcing the closing of the Private Placement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.       Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amendment No. 1 to Sixth Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, dated as of January 28, 2016.

Exhibit 3.2	Fifth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of January 28, 2016.

Exhibit 4.1	Registration Rights Agreement, dated as of January 28, 2016, by and among Plains All American Pipeline, L.P. and the other parties signatory thereto.

Exhibit 10.1	Series A Preferred Unit Purchase Agreement, dated as of January 12, 2016, by and among Plains All American Pipeline, L.P. and the other parties signatory thereto.

Exhibit 10.2	Amendment No. 1 to Series A Preferred Unit Purchase Agreement, dated as of January 21, 2016, by and among Plains All American Pipeline, L.P. and the other parties signatory thereto.

Exhibit 99.1	Press Release dated January 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: February 2, 2016	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Amendment No. 1 to Sixth Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, dated as of January 28, 2016.

3.2	Fifth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of January 28, 2016.

4.1	Registration Rights Agreement, dated as of January 28, 2016, by and among Plains All American Pipeline, L.P. and the other parties signatory thereto.

10.1	Series A Preferred Unit Purchase Agreement, dated as of January 12, 2016, by and among Plains All American Pipeline, L.P. and the other parties signatory thereto.

10.2	Amendment No. 1 to Series A Preferred Unit Purchase Agreement, dated as of January 21, 2016, by and among Plains All American Pipeline, L.P. and the other parties signatory thereto.

99.1	Press Release dated January 28, 2016.